UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Floor 3

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

GI Dynamics, Inc. (the “Company”) provided written notice to Crystal Amber Fund Limited (“Crystal Amber”) requesting the full draw amount of $4,596,893 (the “Advance”) under that certain senior unsecured convertible promissory note issued on August 21, 2019 (the “August 2019 Note”) to be funded on December 6, 2019.

On December 5, 2019, after further discussion with Crystal Amber, in accordance with Section 1(d) of the August 2019 Note, the Company agreed to allow Crystal Amber to elect to structure the timing and amount of each funding tranche for the Advance at its sole discretion, provided that the full amount of the Advance of $4,596,893 be received on or before January 15, 2020. Subject to stockholder approval, Crystal Amber will be issued a warrant to purchase up to 229,844,650 CHESS Depositary Interests (“CDIs”) (or the corresponding number of shares of common stock) at an exercise price per CDI equal to US$0.02, subject to adjustment (the “August 2019 Warrant”). The number of CDIs available for purchase under the August 2019 Warrant will be proportional to the principal balance outstanding under the August 2019 Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Date: December 6, 2019	By:	/s/ Charles R. Carter
Charles R. Carter
Chief Financial Officer

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